UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 18, 2016

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct NE Marietta, GA	30062 (Zip Code)
(Address of principal executive offices)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

MiMedx Group, Inc. (the “Company”) held its annual meeting of shareholders on May 18, 2016 (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the Company’s shareholders approved the Company's 2016 Equity and Cash Incentive Plan (the “2016 Plan”). The 2016 Plan was made effective as of May 18, 2016, upon receipt of shareholder approval at the 2016 Annual Meeting. A description of the material terms of the 2016 Plan and a copy of the 2016 Plan are included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (“SEC”) on April 12, 2016, and are incorporated by reference herein.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 18, 2016, MiMedx Group, Inc. held its 2016 Annual Meeting. There were four proposals acted upon at the meeting. All nominees for director were elected (Proposal 1) and Proposals 2, 3 and 4 were approved. The following is a description of each item and the votes cast for each:

Proposal 1: The election of directors

	For	Withheld	Broker Non votes
J. Terry Dewberry	50,708,572	221,191	39,441,884
Larry W. Papasan	48,474,623	2,455,140	39,441,884
Parker H. Petit	50,673,863	255,900	39,441,884

Proposal 2: Proposal to approve the Company's 2016 Equity and Cash Incentive Plan.

	For	Against	Abstain	Broker Non votes
Total shares voted	40,497,742	10,181,227	250,794	39,441,884

Proposal 3: Proposal to approve the Company's executive compensation (the "Say on Pay Proposal").

	For	Against	Abstain	Broker Non votes
Total shares voted	47,393,518	2,265,221	1,271,024	39,441,884

Proposal 4: Proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the current fiscal year.

	For	Against	Abstain
Total shares voted	89,809,390	404,301	157,956

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: May 20, 2016	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer